Exhibit 5.2

March 13, 2014
Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, Colorado 80120

Ladies and Gentlemen:
We have acted as special Nevada counsel to Thompson Creek Metals Company Inc., a Canadian corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration and the offer and sale from time to time by the Company of an indeterminate number of the securities identified therein, including, among other securities, (i) debt securities of the Company (the “Debt Securities”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by certain direct and indirect wholly-owned subsidiaries of the Company (collectively, the “Guarantors”), including Cyprus Thompson Creek Mining Company, a Nevada corporation (“Cyprus”), and Long Creek Mining Company, a Nevada corporation (“Long Creek” and, together with Cyprus, the “Nevada Guarantors”). The Debt Securities and the Guarantees will be issued pursuant to the Indenture, dated as of May 11, 2012 (as supplemented by the Supplemental Indenture (as defined below), the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, a national banking association, as U.S. trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 11, 2012 (the “Supplemental Indenture”), by and among the Company, the Guarantors party thereto (including the Nevada Guarantors) and the Trustee, each in the form filed as an exhibit to or incorporated by reference into the Registration Statement. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantors in connection with the authorization and issuance of the Debt Securities and the Guarantees, all as described in the Registration Statement and the prospectus included therein. For purposes of this opinion letter and except to the extent set forth in the numbered opinion paragraphs below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement.
For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Indenture, (iii) the articles of incorporation and bylaws, each as amended to date, of the Nevada Guarantors (collectively, the “Governing Documents”), (iv) the resolutions of the board of directors of each of the Nevada Guarantors with respect to the Indenture and the Guarantees, and (v) such other documents, agreements, instruments and corporate records, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have also obtained from officers and other representatives and agents of the Company and the Nevada Guarantors and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Thompson Creek Metals Company Inc.
March 13, 2014

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter we have, with your permission, assumed without independent verification, that (i) except to the extent set forth in the numbered opinion paragraphs below, each document we have reviewed or which is referenced herein has been or will be duly authorized, executed and delivered by the parties thereto to the extent due authorization, execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (v) all corporate records made available to us by the Nevada Guarantors, and all public records we have reviewed, are accurate and complete; (vi) each of the Debt Securities and Guarantees will be executed in substantially the form filed as an exhibit to the Registration Statement; (vii) except to the extent set forth in the numbered opinion paragraphs below, any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Debt Securities, including, without limitation, the Indenture, the Debt Securities and the Guarantees (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by each of the parties thereto, including, as applicable, the Nevada Guarantors; (viii) the obligations of each party set forth in the documents we have reviewed and in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (ix) no Debt Securities or Guarantees will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon either of the Nevada Guarantors or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (x) except to the extent set forth in the numbered opinion paragraphs below, each of the Nevada Guarantors has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Debt Securities and the related Guarantees, and all such Debt Securities and Guarantees will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and as described in the Registration Statement (collectively, “Corporate Proceedings”).
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.
Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.    Each of the Nevada Guarantors is validly existing and in good standing under the laws of the State of Nevada.
2.    Each of the Nevada Guarantors has the corporate power and authority to enter into, execute and deliver the Supplemental Indenture and to perform its obligations under the Indenture and the Guarantees.

Thompson Creek Metals Company Inc.
March 13, 2014

3.    The Supplemental Indenture has been duly authorized, executed and delivered by each of the Nevada Guarantors.
4.    When all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Debt Securities and the related Guarantees, such Guarantees will be duly authorized by each of the Nevada Guarantors.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.
We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Perkins Coie LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its legal opinions to the Company relating to the Debt Securities and the Guarantees, as set forth in its opinion letter filed with the Commission as Exhibit 5.1 to the Registration Statement.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP